Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Sylvamo Corporation (the “Company”) for the period ended September 30, 2025 (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:     /s/ Jean-Michel Ribiéras
Jean-Michel Ribiéras
Chairman and Chief Executive Officer
November 7, 2025

By:     /s/ Donald P. Devlin
Donald P. Devlin
Senior Vice President and Chief Financial Officer
November 7, 2025